Exhibit 32

Section 1350 Certifications

Pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of IsoRay, Inc., a Minnesota corporation (the "Company"), hereby certify that:

To my knowledge, the Quarterly Report on Form 10-Q of the Company for the quarterly period ended December 31, 2012 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 14, 2013

/s/ Dwight Babcock
DWIGHT BABCOCK
CHIEF EXECUTIVE OFFICER
(Principal Executive Officer)

Dated: February 14, 2013

/s/ Brien Ragle
BRIEN RAGLE
CONTROLLER
(Principal Financial and Accounting Officer)